UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2004

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Item 5. Other Events and Regulation FD Disclosure.

On May 26, 2004, Ampex Corporation announced that it has filed a complaint with the International Trade Commission seeking an exclusion order barring Sanyo Electronic Company Ltd. from the importation and sale of digital still cameras and to cellular phones with digital image storage and retrieval capabilities into the United States due to Sanyo’s unauthorized use of Ampex’s intellectual property. The requested exclusion order would apply to digital still cameras and to cellular phones with digital image storage and retrieval capabilities manufactured by Sanyo and sold in the U.S. under its own brand name, as well as products manufactured by Sanyo under OEM agreements and sold under other manufacturers’ brand names. Ampex also announced that it has filed a related patent infringement suit in the U.S. District Court for the District of Delaware, seeking unspecified damages from Sanyo. A copy of Ampex’s press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibit is filed herewith:

99.1    Press Release of Ampex Corporation dated May 26, 2004.

[SIGNATURE PAGE FOLLOWS]

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: May 26, 2004

3

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated May 26, 2004.

*	Filed herewith.

4